UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008.

UFOOD RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

255 Washington Street, Suite 100 Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 787-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 6, 2008, UFood Restaurant Group, Inc. (the “Company”) sold 1,927,000 units (“Units”) of its securities at a price of $1.00 per Unit, and on January 22, 2008, the Company sold and issued 863,000 Units at a price of $1.00 per Unit in connection with the third and fourth closings (the “Closings”) of its private placement of securities (the “Offering”). Each Unit consists of one share of common stock of the Company, par value $.001 per share (“Common Stock”), and a warrant to purchase one-half of one share of Common Stock (the “Investor Warrants”). The Offering is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2007, which is incorporated herein by reference.

The Units were sold only to accredited investors, as defined under Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The sale of Units in the Offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by the Company or any person acting on the Company’s behalf. The Units were sold pursuant to transfer restrictions, and the certificates for shares of Common Stock and Investor Warrants underlying the Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

The Company paid the placement agent retained in connection with Closings (the “Placement Agent”) a commission of 10% of the funds raised from the investors in connection with the Closings. In addition, the Placement Agent received warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 20% of the shares of Common Stock included in the Units sold to investors in connection with the Closings. As a result of the foregoing, the Placement Agent was paid aggregate commissions of approximately $279,000 and received warrants to purchase 558,000 shares of Common Stock in connection with the Closings.

The Investor Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $1.25 per whole share. The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the Investor Warrants is not in effect following the one year anniversary of issuance. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Investor Warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Investor Warrants are exercised by cashless exercise.

The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Investor Warrants shall also be subject to a weighted average price protection for the term of the Investor Warrants.

No fractional shares will be issued upon exercise of the Investor Warrants. If, upon exercise of the Investor Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

The Placement Agent Warrants are substantially identical to the terms of the Investor Warrants except that the Placement Agent Warrants are exercisable for a term of seven (7) years and have immediate cashless exercise rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.

Date: February 8, 2008	By:	/s/ George Naddaff
George A. Naddaff
Chief Executive Officer